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                                                                    EXHIBIT 23.3

              Consent of Independent Certified Public Accountants


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 23, 2001, with respect to the financial statements of Primex Technologies, Inc. included in the Registration Statement (Form S-4) and related Prospectus of General Dynamics Corporation for the registration of $500 million of Floating Rate Notes due 2004.

/s/ Ernst & Young LLP
_____________________
Ernst & Young LLP

Tampa, Florida
January 17, 2002